CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the following with respect to Pre-effective
Amendment No. 2 to the Registration Statement (File No. 333-63730) on Form N-4 under the Securities Act of 1933 of Variable Account A of American International Life Assurance Company of New York.

      1. The incorporation by reference into the Prospectus and the Registration Statement of our report dated February 2, 2001 relating to our audit of the financial statements of American International Life Assurance Company of New York.

      2.    The reference to our firm under the heading "General
            Information-Independent Accountants" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers, LLP
Washington, DC
October 26, 2001